Exhibit 99.4

PHOTRONICS,  INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six Months Ended
	May 2, 2021	May 3, 2020

Cash flows from operating activities:
Net income	$25,830	$18,900
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	47,121	47,896
Share-based compensation	2,723	2,576
Changes in operating assets, liabilities and other	(17,455)	(8,049)

Net cash provided by operating activities	58,219	61,323

Cash flows from investing activities:
Purchases of property, plant and equipment	(73,516)	(30,127)
Government incentives	5,775	5,260
Other	(157)	(139)

Net cash used in investing activities	(67,898)	(25,006)

Cash flows from financing activities:
Proceeds from long-term debt	12,439	1,140
Contribution from noncontrolling interest	-	7,600
Purchase of treasury stock	(23,250)	(16,894)
Repayments of debt	(8,636)	(389)
Proceeds from share-based arrangements	1,180	3,423
Other	(371)	(251)

Net cash used in financing activities	(18,638)	(5,371)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	5,686	475

Net (decrease) increase in cash, cash equivalents, and restrcited cash	(22,631)	31,421
Cash, cash equivalents, and restricted cash, beginning of period	281,602	209,291

Cash, cash equivalents, and restricted cash, end of period	$258,971	$240,712